UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2011

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

On January 7, 2011, in connection with Matthew J. Herwig’s appointment as Vice President of Sales and Marketing of CAS Medical Systems, Inc. (the “Company”), the Company entered into two agreements with Mr. Herwig pursuant to which he was granted (i) an option to purchase 150,000 shares of Company common stock and (ii) 25,000 shares of restricted common stock of the Company.  The aforementioned securities were issued pursuant to the private placement exemption set forth in Section 4(2) of the Securities Act of 1933, as amended.  A more complete description of the grants is provided in Item 5.02 below and is incorporated by reference herein.

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 7, 2011, the Company appointed Matthew J. Herwig as its Vice President of Sales and Marketing.  Mr. Herwig was most recently Vice President of U.S. Marketing for Energy Based Devices at Covidien Healthcare (formerly Tyco Healthcare), a leading global healthcare products company.  He had previously held the positions of Director of Global Marketing –Imaging Solutions/Pharmaceuticals, Director of U.S. Marketing – Imaging Solutions, Vice President of Marketing and Sales Training – Nellcor, all during his tenure at Covidien.  Prior to those senior leadership positions, Mr. Herwig held various marketing and sales positions for Mallinckrodt, which was purchased by Covidien Healthcare.  In addition he worked for Computerized Medical Systems, an Elekta Company, where he was the Vice President of Marketing and North America Sales, and Ethicon, Inc., a Johnson & Johnson Company.  Mr. Herwig is a graduate of Southeast Missouri State University, and is a candidate for an M.B.A. at Webster University.

Employment Agreement with Matthew J. Herwig

On January 7, 2011, the Company entered into an Employment Agreement with Matthew J. Herwig (the “Employment Agreement”), pursuant to which Mr. Herwig assumed the position of Vice President of Sales and Marketing of the Company.  Mr. Herwig’s employment under the Employment Agreement is “at will” and is terminable at any time by either party, subject to an obligation of the Company to provide separation pay benefits under certain circumstances as described in greater detail below.  Mr. Herwig will receive an annual base salary of Two Hundred Fifteen Thousand Dollars ($215,000), which may be subject to increase at the discretion of the Compensation Committee of the Board of Directors of the Company.  Mr. Herwig will also be eligible for an annual bonus in the form of cash or Company common stock as determined at the sole discretion of the Compensation Committee of the Board of Directors.

Mr. Herwig will be entitled to participate in all employee benefit programs of the Company applicable to employees of the Company, as such programs may be in effect from time to time.  Mr. Herwig also received an option grant and a restricted stock grant, as described in greater detail under the heading “Inducement Option and Restricted Stock Grants to Matthew J. Herwig” below.

If the Company terminates Mr. Herwig’s employment without Serious Cause (as defined in the Employment Agreement) or Mr. Herwig terminates his employment for Good Reason (as defined in the Employment Agreement), the Company shall pay him a separation pay benefit equal to six

(6) months of his base salary.  Payment of severance shall be made in equal fixed installments during the period of payment in accordance with the Company’s standard payroll procedures and normal payroll dates then in effect.  In the event the value of the aforementioned payments exceeds two times the lesser of Mr. Herwig’s annualized compensation or the maximum amount that may be taken into account for qualified plan purposes (in each case, as determined in accordance with Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)), the excess shall not be paid as provided above, but instead shall be withheld and paid on the first regularly scheduled payroll date immediately following the date that is six months after the separation from service date, without adjustment for the delay in payment.

If the Company terminates Mr. Herwig’s employment without Serious Cause, or he terminates employment with the Company for Good Reason, and, in either case, his employment is terminated within the period beginning on the date that a Change of Control (as defined in the Employment Agreement) is formally proposed to the Company’s Board of Directors and ending on the second anniversary of the date on which such Change of Control occurs, the Company will pay Mr. Herwig a separation pay benefit equal to his annual base salary.  Payment of such severance shall be made in equal fixed installments during the period of payment in accordance with the Company’s standard payroll procedures and normal payroll dates then in effect.  In the event the value of the payments exceeds two times the lesser of Mr. Herwig’s annualized compensation or the maximum amount that may be taken into account for qualified plan purposes (in each case, as determined in accordance with Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)), the excess shall not be paid as provided above, but instead shall be withheld and paid on the first regularly scheduled payroll date immediately following the date that is six months after the separation from service date, without adjustment for the delay in payment.

In the event that the provisions of Internal Revenue Code Section 280G relating to “excess parachute payments” shall be applicable to any payment or benefit received or to be received by Mr. Herwig, then the total amount of payments or benefits payable (the “Payments”) shall be reduced to an amount which would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code.

The Employment Agreement also contains customary confidentiality covenants and covenants not to compete or solicit during the term of employment or in the twelve month period thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Inducement Option and Restricted Stock Grants to Matthew J. Herwig

Option Grant.  On January 7, 2011, the Company granted Mr. Herwig a nonstatutory stock option to acquire 150,000 shares of the common stock of the Company at $3.16 per share, representing the closing price of the common stock on the grant date.  One-fourth of the option shares vest upon the first anniversary of the grant date, with the remainder vesting in equal monthly installments over the following thirty-six months. Notwithstanding the foregoing, all of the option shares will vest upon a Change of Control, provided Mr. Herwig is then still employed by the Company.

Restricted Stock Grant.

On January 7, 2011, the Company granted Mr. Herwig 25,000 shares of common stock of the Company, subject to certain restrictions.  One-fourth of the restricted shares vest upon the first anniversary of the grant date, with the remainder vesting in equal quarterly installments on the first day of the following twelve calendar quarters. Notwithstanding the foregoing, all of such restricted shares will vest upon a Change of Control, provided Mr. Herwig is then still employed by the Company.

The foregoing option and restricted stock grants were issued as inducement grants in accordance with the exemption from stockholder approval provided in Rule 5635 of the Nasdaq Stock Market.

The foregoing descriptions of the option and restricted stock grants do not purport to be complete and are qualified in their entirety by reference to the Inducement Nonqualified Stock Option Agreement dated January 7, 2011 between the Company and Matthew J. Herwig and the Inducement Restricted Stock Agreement dated January 7, 2011 between the Company and Matthew J. Herwig, copies of which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

The Company issued a press release with respect to the foregoing appointment, which is attached hereto as Exhibit 99.1.  The Company also issued a press release in accordance with the Listing Rules of the Nasdaq Stock Market with respect to the inducement equity grants to Mr. Herwig, which is attached hereto as Exhibit 99.2.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits – The following exhibits are filed as part of this report:

10.1	Employment Agreement dated January 7, 2011 between the Company and Matthew J. Herwig
10.2	Inducement Nonqualified Stock Option Agreement dated January 7, 2011 between the Company and Matthew J. Herwig
10.3	Inducement Restricted Stock Agreement dated January 7, 2011 between the Company and Matthew J. Herwig
99.1	Press Release dated January 10, 2011
99.2	Press Release dated January 10, 2011 regarding Inducement Grants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: January 10, 2011	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer